                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 250,000 additional shares of Nash Finch Company common stock pertaining to the Nash Finch Company 1999 Employee Stock Purchase Plan of our report dated February 20, 2001 with respect to the consolidated financial statements and schedule of Nash Finch Company included in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

                                           ERNST & YOUNG LLP





Minneapolis, Minnesota
June 19, 2001




                                       E-2